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                                                                      EXHIBIT 23

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the incorporation by reference in the Registration Statements (Forms S-8) pertaining to Group Technologies Corporation Stock Option Plan dated January 22, 1990 (No. 333-07111), Group Technologies Corporation Independent Director's Stock Option Plan (No. 333-07199) and Group Technologies Corporation 1994 Stock Option Plan for Key Employees (No. 333-07195) of our report dated March 6, 1998, with respect to the consolidated financial statements and schedule of Group Technologies Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 1997.


                                        /s/ Ernst & Young LLP

Tampa, Florida
March 24, 1998